As filed with the Securities and Exchange Commission on
                    December 18, 2000
         Registration No. 333-
                              ------------------------
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             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549
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                        FORM S-8
              REGISTRATION STATEMENT UNDER
               THE SECURITIES ACT OF 1933
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             PANGEA PETROLEUM CORPORATION
     (Exact name of issuer as specified in its charter)
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  Colorado                                76-0635938
  (State or other jurisdiction of     (I.R.S. Employer
   incorporation or organization)      Identification No.)
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   6776 SW Freeway, Suite 620                     77074
       Houston, Texas
  (Address of Principal Executive Offices)     (Zip Code)
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                         Consulting
                 Shares Issued For Services
                  (Full title of the Plan)
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                  Charles B. Pollock, CEO
                Pangea Petroleum Corporation
                6776 SW Freeway, Suite 620
                  Houston, Texas 77074
          (Name and address of agent for service)
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                      (832) 242-3381
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                        copies to:
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             Richard I. Anslow & Associates
                4400 Route 9, 2nd Floor
                   Freehold, NJ 07728
                     (732) 409-1212
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  Approximate date of commencement of proposed sale to the
  public: Upon the effective date of this Registration
  Statement.
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
                         CALCULATION OF REGISTRATION FEE
                                       Proposed             Proposed
  Title of                             maximum              maximum
  securities         Amount            Offering             aggregate     Amount of
  to be              to be             price per            offering      registration
  registered         registered        share(1)(2)          price         fee (1)
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  Common Stock,      48,000 (3)        $1.42                $68,256       $18.02
  $.001 par value
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
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  (1)     The fee with respect to these shares has been
  calculated pursuant to Rules 457(h) and 457(c) under the
  Securities Act of 1933 and based upon the average of the
  last price per share of the Registrant's Common Stock on
  December 15, 2000, a date within five (5) days prior to
  the date of filing of this Registration Statement, as
  reported by the OTC Electronic Bulletin Board.
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  (2)     Estimated solely for the purpose of calculating
  the registration fee.
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  (3)     This Registration Statement shall also cover any
  additional shares of Common Stock which become issuable
  under pursuant to this Registration Statement by reason
  of any stock dividend, stock split, recapitalization or
  any other similar transaction effected without the
  receipt of consideration which results in an increase in
  the number of the Registrant's outstanding shares of
  Common Stock.
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  Documents Incorporated by Reference    X Yes     No
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  PART II
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  Item 3. Incorporation of Documents by Reference.
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  The following documents are incorporated by reference in
  this Registration Statement and made a part hereof:
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  (a)    The Company's Form 8-K12g3 for Current Reports
  (and all amendments thereto) and all Exhibits thereto
  filed pursuant to Section 12(g) of the Exchange Act of
  1934, as amended (the "1934 Act") (File No. 000-30503);
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  (b)   The Company's Quarterly Report on Form 10-QSB for
  the quarters ended June 30, 2000 and September 30, 2000
  filed pursuant to Section 15(d) of the 1934 Act.
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  (c)   All other documents filed by the Company after the
  date of this Registration Statement under Section 13(a),
  13(c), 14 and 15(d) of the 1934 Act, after the date
  hereof and prior to the filing of a post-effective
  amendment to the Registration Statement which indicates
  that all securities offered have been sold or which de-
  registers all securities then remaining in the
  Registration Statement and to be part thereof from the
  date of filing of such documents.
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  Item 4. Description of Securities.
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  Not Applicable.
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  Item 5. Interest of Named Experts and Counsel.
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  None.
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  Item 6. Indemnification of Directors and Officers.
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  The Certificate of Incorporation and By-laws of the
  Company provide that the Company shall indemnify to the
  fullest permitted by Colorado law any person whom it may
  indemnify thereunder, including directors, officers,
  employees and agents of the Company.  Such
  indemnification (other than as ordered by a court) shall
  be made by the Company only upon a determination that
  indemnification is proper in the circumstances because
  the individual met the applicable standard of conduct
  i.e., such person acted in good faith and in a manner he
  reasonably believed to be in or not opposed to the best
  interest of the Company. Advances for such
  indemnification may be made pending such determination.
  Such determination shall be made by a majority vote of a
  quorum consisting of disinterested directors, or by
  independent legal counsel or by the stockholders. In
  addition, the Certificate of Incorporation provides for
  the elimination, to the extent permitted by Colorado law,
  of personal liability of directors to the Company and its
  stockholders for monetary damages for breach of fiduciary
  duty as directors.
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  Insofar as indemnification for liabilities arising under
  the Securities Act of 1933, as amended (the "1933 Act")
  may be permitted to directors, officers and controlling
  persons of the Company pursuant to the foregoing
  provisions, or otherwise, the Company has been advised
  that in the opinion of the Securities and Exchange
  Commission such indemnification is against public policy
  as expressed in the Securities Act and is, therefore,
  unenforceable. In the event that a claim for
  indemnification against such liabilities (other than the
  payment by the Company of expenses incurred or paid by a
  director, officer or controlling person of the Company in
  the successful defense of any action, suit or proceeding)
  is asserted by such director, officer or controlling
  person in connection with the securities being
  registered, the Company will, unless in the opinion of
  its counsel the matter has been settled by controlling
  precedent, submit to a court of appropriate jurisdiction
  the question of whether such indemnification by it is
  against public policy as expressed in the Securities Act
  and will be governed by the final adjudication of such
  issue.
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  Item 7. Exemption From Registration Claimed.
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  Not Applicable.
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  Item 8. Exhibits.
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  Number  Description
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  4.1     Consulting Agreement between Patrick Donais and
          the Company.
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  5.1     Consent and Opinion of Richard I. Anslow &
          Associates.
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  23.1     Consent of James J. Taylor, CPA
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  23.2     Consent of R. E. Bassie, CPA
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  Item 9. Undertakings.
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  The undersigned registrant hereby undertakes:
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  (1)     To file, during any period in which offers or
  sales are being made, a post-effective amendment to this
  Registration Statement:
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  (a)     To include any prospectus required by Section
  10(a)(3) of the Securities Act of 1933.
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  (b)     To reflect in the prospectus any facts or events
  arising after the effective date of the Registration
  Statement (or the most recent post-effective amendment
  thereof) which, individually or in the aggregate,
  represent a fundamental change in the information set
  forth in the Registration Statement; and
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  (c)     To include any material information with respect
  to the plan of distribution not previously disclosed in
  the Registration Statement or any material change to such
  information in the Registration Statement.
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  Provided, however, that paragraphs (1)(a) and (1)(b) do
  not apply if the Registration Statement is on Form S-3 or
  Form S-8 and the information required to be included in a
  post-effective amendment by this paragraph is contained
  in periodic reports filed by the Registrant pursuant to
  Section 13 or Section 15(d) of the 1934 Act that are
  incorporated by reference in the Registration Statement.
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  (2)     That, for the purpose of determining any
  liability under the 1933 Act, each such post-effective
  amendment shall be deemed to be a new registration
  statement relating to the securities offered therein, and
  the offering of such securities at that time shall be
  deemed to be the initial bona fide offering thereof.
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  (3)     To remove from registration by means of a post-
  effective amendment any of the securities being
  registered which remain unsold at the termination of the
  offering.
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  (4)   That, for purposes of determining any liability
  under the 1933 Act, each filing of the Registrant's
  annual report pursuant to Section 13(a) or Section 15(d)
  of the 1934 Act (and, where applicable, each filing of an
  employee benefit plan's annual report pursuant to Section
  15(d) of the 1934 Act) that is incorporated by reference
  in the Registration Statement shall be deemed to be a new
  registration statement relating to the securities offered
  therein, and the offering of such securities at that time
  shall be deemed to be the initial bona fide offering
  thereof.
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  (5)     To deliver or cause to be delivered with the
  prospectus, to each person to whom the prospectus is sent
  or given, the latest annual report to security holders
  that is incorporated by reference in the prospectus and
  furnished pursuant to and meeting the requirements of
  Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where
  interim financial information required to be presented by
  Item 310(b) of Registration S-B is not set forth in the
  prospectus, to deliver, or cause to be delivered, to each
  person to whom the prospectus is sent or given, the
  latest quarterly report that is specifically incorporated
  by reference in the prospectus to provide such interim
  financial information.
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  (6)     To deliver or cause to be delivered with the
  prospectus to each employee to whom the prospectus is
  sent or given, a copy of the Registrant's annual report
  to stockholders for its last fiscal year, unless such
  employee otherwise has received a copy of such report, in
  which case the registration shall state in the prospectus
  that it will promptly furnish, without charge, a copy of
  such report on written request of the employee.  If the
  last fiscal year of the Registrant has ended within 120
  days prior to the use of the prospectus, the annual
  report of the Registrant for the preceding fiscal year
  may be so delivered, but within such 120-day period the
  annual report for the last fiscal year will be furnished
  to each such employee.
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  (7)     To transmit or cause to be transmitted to all
  employees participating in the Plans who do not otherwise
  receive such material as stockholders of the Registrant,
  at the time and in the manner such material is sent to
  its stockholders, copies of all reports, proxy statements
  and other communications distributed to its stockholders
  generally.
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  SIGNATURES
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  Pursuant to the requirements of the Securities Act of
  1933, the Registrant certifies that it has reasonable
  grounds to believe that it meets all of the requirements
  for filing on Form S-8 and has duly caused this
  registration statement to be signed on its behalf by the
  undersigned, there unto duly authorized, in the City of
  Houston, State of Texas, on December 18, 2000.
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                    PANGEA PETROLEUM CORPORATION
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                    BY: /s/ Charles B. Pollock
                    -----------------------------------
                            Charles B. Pollock
                            Chairman and Chief Executive
                            Officer
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  Pursuant to the requirements of the Securities Act of
  1933, this Registration Statement has been signed below
  by the following persons on behalf of the Registrant and
  in the capacities and on the dates indicated.
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  Signatures                     Date
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  /s/ Charles B. Pollock         December 18, 2000
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      Charles B. Pollock
      Chairman and Chief Executive Officer
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  /s/ David H. Lennox            December 18, 2000
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      David H. Lennox
      President and Director
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  /s/ Randall Massey             December 18, 2000
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      Randall Massey
      Chief Operating Officer
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  /s/ Karen L. Cloud             December 18, 2000
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      Karen L. Cloud
      Secretary
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